UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Alliance Entertainment Holding Corporation

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

PRELIMINARY INFORMATION STATEMENT – SUBJECT TO COMPLETION

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

8201 Peters Road, Suite 1000

Plantation, FL 33324

NOTICE OF STOCKHOLDER Action by Written Consent

              , 2026

Dear Stockholder:

This Notice and the accompanying Information Statement are being furnished to the stockholders of record of the Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) and Class E Common Stock, par value $0.0001 per share (the “Class E Common Stock” and together with the Class A Common Stock, the “Common Stock”) of Alliance Entertainment Holding Corporation, a Delaware corporation (“Alliance,” the “Company,” “we,” “us,” or “our”), in connection with a corporate action taken by the holders of a majority of our issued and outstanding Common Stock, approving an amendment to our Certificate of Incorporation, in substantially the form attached to the accompanying Information Statement as Appendix A (the “Amendment”), to eliminate Class E Common Stock voting rights, except as required by law.

The approval of the Amendment by the holders of a majority of our issued and outstanding Common Stock was taken by written consent without a meeting pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”) and Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 228 of the DGCL provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company has obtained the approval of the Amendment from stockholders holding approximately 95.3% of the voting power of the Company’s issued and outstanding Common Stock.

The Company has two classes of common stock outstanding, the Class A Common Stock and the Class E Common Stock. As of the record date, June 24, 2026 (the “Record Date”), the Company was authorized to issue 490,000,000 shares of Class A Common Stock and 60,000,000 shares of Class E Common Stock, and had 50,979,630 and 60,000,000 shares of Class A Common Stock and Class E Common Stock issued and outstanding respectively. Holders of Class A Common Stock and Class E Common Stock vote together as a single class on all matters presented to the Company’s stockholders for approval, except as otherwise required by law or the Bylaws. In accordance with Section 242(b)(2) of the DGCL, the holders of the Class E Common Stock are entitled to vote as a class upon the Amendment. Holders of shares of Class A Common Stock and Class E Common Stock are entitled to cast one (1) vote per share.

The accompanying Information Statement is being furnished to our stockholders in accordance with Section 228 of the DGCL and Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until at least 20 days after the mailing date of the definitive Information Statement. As a result, the corporate action shall be effective on or about [_], 2026, or approximately 20 calendar days after we mail the accompanying Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve the Amendment. The accompanying Information Statement is provided solely for your information.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

[_____], 2026	By: Order of the Board of Directors

Bruce Ogilvie
Executive Chairman of the Board and Director
Plantation, FL

i

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

8201 Peters Road, Suite 1000

Plantation, FL 33324

(954) 255-4000

Information STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Rule 14C-2 thereunder

             , 2026

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

Alliance Entertainment Holding Corporation, a Delaware corporation (“Alliance,” the “Company,” “we,” “us,” or “our”), is sending you this Information Statement solely for purposes of informing its stockholders of record as of June 24, 2026 (the “Record Date”), in the manner required by Section 228 of the DGCL and Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the actions taken by written consent by Bruce Ogilvie, Jr. Trust dated January 20, 1994, Jeffrey Walker, Chief Executive Officer and member of the Board of Directors of the Company, and Ogilvie Legacy Trust dated September 14, 2021 (together, the “Majority Stockholders”), the holders of 95.3% of the voting power of the Company’s issued and outstanding Common Stock and 100% of the voting power of the Class E Common Stock, to approve an amendment (the “Amendment”) to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), in substantially the form attached to the accompanying Information Statement as Appendix A, to eliminate Class E Common Stock voting rights, except as required by law.

The approval of the Amendment by the holders of the Common Stock was taken by written consent without a meeting pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”) and Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 228 of the DGCL provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company has obtained the approval of the Amendment from the Majority Stockholders holding approximately 95.3% of the voting power of the Company’s issued and outstanding Common Stock and 100% of the voting power of the Class E Common Stock.

The Company has two classes of common stock outstanding, the Class A Common Stock and the Class E Common Stock. As of the record date, June 24, 2026 (the “Record Date”), the Company was authorized to issue 490,000,000 shares of Class A Common Stock and 60,000,000 shares of Class E Common Stock, and had 50,979,630 and 60,000,000 shares of Class A Common Stock and Class E Common Stock issued and outstanding respectively. Holders of Class A Common Stock and Class E Common Stock vote together as a single class on all matters presented to the Company’s stockholders for approval, except as otherwise required by law or the Bylaws. In accordance with Section 242(b)(2) of the DGCL, the holders of the Class E Common Stock are entitled to vote as a class upon the Amendment. Holders of shares of Class A Common Stock and Class E Common Stock are entitled to cast one (1) vote per share.

This Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until at least 20 days after the mailing date of the definitive Information Statement. As a result, the corporate action shall be effective on or about [_], 2026, or approximately 20 calendar days after we mail this Information Statement.

Stockholders Entitled to Receive Notice of Action by Written Consent

Section 228 of the DGCL provides that, unless otherwise provided in the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding outstanding securities of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The approval of the Amendment requires the affirmative vote of a majority of the votes cast by the holders of all shares of Common Stock present or represented and voting on the Amendment. Neither the Company’s Certificate of Incorporation nor its Bylaws prohibit the taking of action by its stockholders by written consent. In fact, the Company’s Certificate of Incorporation specifically provides that action by written consent may be taken. In order to eliminate the costs and management time involved in holding a meeting, the holders of approximately 95.3% of the voting power of our Common Stock and 100% of the voting power of our Class E Common Stock elected to utilize this provision under Delaware law and provide their written consent for the Amendment.

1

THE AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION

We have received approval from the Majority Stockholders of the Amendment to our Certificate of Incorporation, in substantially the form attached to this Information Statement as Appendix A, to eliminate Class E Common Stock voting rights, except as required by law.

Reasons for Amending and Restating the Certificate of Incorporation

The Majority Stockholders believe it is in our best interests and the best interests of our stockholders to amend and restate our Certificate of Incorporation such that Class E Common Stock voting rights are eliminated. The Company and the Majority Stockholders believe that the existence of the voting rights creates confusion in the markets regarding the actual voting rights of controlling stockholders and may be an impediment to being included on certain stock indexes, such as the Russell 3000. One of the requirements FTSE Russell applies when considering including an issuer’s common stock on the Russell 3000 index is that at least 5% of the company’s shares entitled to vote be in the hands of “unrestricted shareholders.” Currently, approximately 3,371,581 shares of Class A Common Stock and no shares of Class E Common Stock are held by unrestricted shareholders. Based on the 50,979,630 and 60,000,000 shares of Class A Common Stock and Class E Common Stock issued and outstanding as of June 24, 2026 representing 110,979,630 shares entitled to vote, approximately 3.0% of the Common Stock are held by unrestricted shareholders. Upon elimination of the voting rights of Class E Common Stock, there will only be 50,979,630 shares entitled to vote, of which 6.6% will be held by unrestricted stockholders. Accordingly, the Company will meet this condition for listing on the Russell 3000, although there can be no assurance that the Common Stock will be so included on the index or any other index in the future.

On February 10, 2023, in connection with the issuance of the Class E Common Stock, the Company and the holders of the Class E Common Stock entered into the Contingent Consideration Escrow Agreement (the “Class E Common Stock Agreement”) pursuant to which, among other things, the holders of the Class E Common Stock agreed to vote their shares of Class E Common Stock in the same proportion as all Class A Common Stock held by all other stockholders of the Company are voted. The Company and the holders of the Class E Common Stock have agreed to amend the Class E Common Stock Agreement to eliminate this provision as the Class E Common Stock will no longer have voting rights.

Potential Anti-takeover Effects of the Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. The elimination of Class E Common Stock voting rights could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board of Directors. It could potentially deter takeovers, including takeovers that the Board of Directors has determined are not in the best interest of our stockholders, in that by eliminating the voting rights of Class E Common Stock will result in the increase of the voting power of Class A Common Stock. The holders of Class A Common Stock may be able to block an acquisition even without owning a majority of the issued and outstanding shares of Common Stock.

Certain Risks Associated with the Amendment

Elimination of the voting rights held by the Class E Common Stockholders increases the voting rights of management and our principal stockholders.

The holders of our Class E Common Stock currently hold approximately 46,847,262 shares of our Class A Common Stock. Accordingly, the shares of Class A Common Stock held by the holders of Class E Common Stock effectively hold approximately 42.2% of the voting power of our Common Stock. The other holders of Class A Common Stock currently control approximately 57.8% of the voting power of our Common Stock as the Class E Common Stock is required to be voted proportionately with the shares of Class A Common Stock held by all other holders of Class A Common Stock. Following the Amendment, the holders of Class E Common Stock will still hold the same 91.9% of the voting power of the Class A Common Stock through their holdings of Class A Common Stock and will be able to control all matters subject to a vote of the holders of Common Stock. The Amendment will have no effect on the shares of Class A Common Stock held by the holders of Class E Common Stock.

Effects of the Amendment

The effect of the Amendment eliminates the voting rights of the holders of the Class E Common Stock. Since the Class E Common Stock currently votes their shares of Class E Common Stock in the same proportion as all Class A Common Stock held by all other stockholders of the Company are voted pursuant to the Class E Common Stock Agreement, the voting power of the holders of Class E Common Stock are proportionately increased. The holders of Class E Common Stock currently hold approximately 46,847,262 shares of Class A Common Stock, representing 91.9% of the outstanding Class A Common Stock. Following the Amendment, the holders of Class E Common Stock will hold 91.9% of the voting power of the Class A Common Stock through their holdings of Class A Common Stock and will be able to control all matters subject to a vote of the holders of Common Stock.

No Dissenters’ Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Amendment, and we will not independently provide our stockholders with any such rights.

2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of June 24, 2026 by:

●	each person, or group of affiliated persons, known by us to own beneficially 5% or more of our outstanding shares;
●	each of our directors and named executive officers individually; and
●	all current directors and executive officers as a group.

The number of shares of Common Stock beneficially owned by each entity, person, executive officer or director is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, we believe that each stockholder identified in the table below possesses sole voting and investment power over all the Class A Common Stock or Class E Common Stock shown as beneficially owned by the stockholder in the table.

The percentages of beneficial ownership in the table below are calculated based on 50,979,630 shares of Class A Common Stock and 60,000,000 shares of Class E Common Stock outstanding as of June 24, 2026.

Unless otherwise indicated below, the address for each beneficial owner is c/o Alliance Entertainment Holding Corporation, 8201 Peters Road, Suite 1000, Plantation, Florida 33324.

	Shares Beneficially Owned
	Class A		Class E
Stockholders	Shares	Percentage	Shares	Percentage
Bruce Ogilvie(1)	15,339,097	30.1%	19,194,915	32.0%
Jeffrey Walker(2)	23,186,238	45.3%	28,866,667	48.1%
W. Tom Donaldson III(3)	2,569,362	4.9%	—	—
Terilea J. Wielenga	13,000	—	—	—
Chris Nagelson	5,000	—	—	—
Amanda Gnecco	7,500	—	—	—
Robert Black	20,000	—	—	—
Sheila Bangalore	2,630	—	—	—
Dmitry Kozko	2,630	—	—	—
Warwick Goldby	14,000	—	—	—
Directors and executive officers as a group (10 individuals)	41,159,457	77.5%	—	—
Ogilvie Legacy Trust dated September 14, 2021(4)	8,554,025	16.8%	10,805,085	18.0%

(1)	The shares are beneficially owned by the Bruce Ogilvie, Jr. Trust dated January 20, 1994, having Mr. Bruce Ogilvie, Jr. as trustee, Mr. Ogilvie disclaims individual ownership of such shares except for his individual pecuniary interest in such trusts. Includes 51,122 shares issuable upon exercise of public warrants.

(2)	Includes 180,976 shares issuable upon exercise of public warrants.

(3)	Includes (i) 40,000 shares held directly, (ii) 2,468,362 shares, including 1,837,335 shares issuable upon exercise of private warrants, held directly by B&D Series 2020, LLC, of which Mr. Donaldson is the manager and (iii) 83,300 shares held by Blystone & Donaldson, LLC, of which Mr. Donaldson is the manager. Mr. Donaldson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(4}	Mr. Ogilvie’s two adult children are trustees of the Ogilvie Legacy Trust dated September 14, 2021. Mr. Ogilvie disclaims beneficial ownership of the shares held by such trust.

3

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the actions approved by the Majority Stockholders and described in this Information Statement except in their capacity as holders (or affiliates of holders) of our Class A Common Stock (which interest does not differ from that of the other holders of our Common Stock) and as holders (or as affiliates of holders) of Class E Common Stock.

Delivery Of Documents To Security Holders Sharing An Address

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at 8201 Peters Road, Suite 1000, Plantation, FL 33324, or you can contact us via telephone at 954-255-4000. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

Cautionary Note Regarding Forward-Looking Statements

This Information Statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Any statements contained in this Information Statement that are not statements of historical fact may be forward-looking statements, including, without limitation, the timing of and the anticipated benefits of the Amendment. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will” and words or phrases of similar substance used in connection with any discussion of future operations, financial performance, plans, events, trends or circumstances can be used to identify some, but not all, forward-looking statements. These forward-looking statements are just predictions and involve significant risks and uncertainties, many of which are beyond our control, and actual results may differ materially from these statements. Factors that could cause actual outcomes or results to differ materially from those reflected in forward-looking statements include, but are not limited to, those discussed in our filings with the SEC.

Except as may be required by applicable law, the Company does not undertake or intend to update or revise any forward-looking statements, and the Company assumes no obligation to update any forward-looking statements contained in this Information Statement as a result of new information or future events or developments. Thus, you should not assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Additional Information

The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated [_], 2026. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

The Company will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of the Company’s Common Stock for the forwarding of this Information Statement to the beneficial owners of the Company’s Common Stock. The Company will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above action. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act. This Information Statement is being distributed and made available to our stockholders on or about [_], 2026.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By: Order of the Board of Directors

By:
Name:	Bruce Ogilvie
Title:	Executive Chairman of the Board and Director

                       , 2026

4

Appendix A

Form of Amendment

to the

Second Amended and Restated

Certificate of Incorporation of

Alliance Entertainment Holding Corporation

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Alliance Entertainment Holding Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is Alliance Entertainment Holding Corporation. The Corporation was incorporated under the name Adara Acquisition Corp. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 5, 2020 (the “Original Certificate”).

2. An Amended and Restated Certificate of Incorporation, which amended and restated the Original Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on February 8, 2021 (as amended from time to time, the “Amended and Restated Certificate”).

3. A Second Amended and Restated Certificate of Incorporation, which amended and restated the Amended and Restated Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on February 10, 2023 (as amended from time to time, the “Existing Certificate”).

4. This Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”), which amends and restates the Existing Certificate in its entirety, has been approved by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Sections 242 and 245 of the DGCL and has been adopted by the stockholders of the Corporation by written consent without a meeting in accordance with the provisions of Section 228 of the DGCL.

5. The text of the Existing Certificate is hereby amended and restated by this Third Amended and Restated Certificate to read in its entirety as set forth in EXHIBIT A attached hereto.

6. This Third Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.

ALLIANCE ENTERTAINMENT
HOLDING CORPORATION

By:
Name:
Title:

A-1

EXHIBIT A

Third Amended and Restated

Certificate of Incorporation

ARTICLE I

NAME

The name of the corporation is Alliance Entertainment Holding Corporation (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive in the city of Wilmington, County of New Castle, 19808, and the name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 551,000,000 shares, consisting of (a) 550,000,000 shares of common stock (the “Common Stock”), including (i) 490,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 60,000,000 shares of Class E Common Stock (the “Class E Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2 Preferred Stock. Subject to Article V of this Third Amended and Restated Certificate, the Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Class A Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Class A Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the Class A Common Stock are entitled to vote.

A-2

(iii) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(iv) Except as otherwise required by law, the holders of shares of Class E Common Stock shall have no voting rights and shall not be entitled to vote on, consent to or otherwise approve any matter submitted to stockholders of the Corporation, whether voting separately as a single class or otherwise.

(b) Class E Common Stock.

(i) Shares of Class E Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) automatically on achievement of certain triggering events (“Triggering Event”) established by the directors.

(ii) The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the original filing of this Third Amended and Restated Certificate without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class E Common Stock.

Each share of Class E Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.3(b). The pro rata share for each holder of Class E Common Stock will be determined as follows: Each share of Class E Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one (1) multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class E Common Stock shall be converted pursuant to this Section 4.3(b) and the denominator of which shall be the total number of issued and outstanding shares of Class E Common Stock at the time of conversion.

(iii) Voting. Except as otherwise required by law, the holders of shares of Class E Common Stock shall not be entitled to vote on, consent to or otherwise approve any matter submitted to the stockholders of the Corporation, including any amendment, alteration or repeal of any provision of this Third Amended and Restated Certificate, whether by merger, consolidation or otherwise, and shall have no separate class voting rights, in each case except to the extent such vote, consent or approval is required bylaw.

(c) Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IV hereof, the holders of shares of Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(d) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IV hereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock (on an as converted basis with respect to the Class E Common Stock) held by them.

A-3

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the By-Laws of the Corporation (“By-Laws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate, and any By-Laws adopted by the stockholders of the Corporation; provided, however, that no By-Laws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such By-Laws had not been adopted.

Section 5.2 Number, Election and Term.

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

(a) Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, if any, the initial directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the date of this Third Amended and Restated Certificate; the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following the date of this Third Amended and Restated Certificate; and the initial Class III directors shall serve for a term expiring at the third annual meeting following the date of this Third Amended and Restated Certificate. At each annual meeting of the stockholders of the Corporation beginning with the first annual meeting of the stockholders following the date of this Third Amended and Restated Certificate, subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, if any, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the stockholders held in the third year following the year of their election. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II and Class III.

(b) The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

(c) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

Section 5.3 Removal

Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

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Section 5.4 Newly Created Directorships and Vacancies.

Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.

Section 5.5 Preferred Stock – Directors

Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Third Amended and Restated Certificate (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article V, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article V, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Amended and Restated Bylaws of the Corporation (as amended and/or restated from time to time). In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Third Amended and Restated Certificate (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws, the adoption, amendment or repeal of the Bylaws by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors. No By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such By-Laws had not been adopted.

ARTICLE VII

STOCKHOLDERS

(a) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by written consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

(b) Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or the President, and shall not be called by any other person or persons.

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(c) Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Third Amended and Restated Certificate, the By-Laws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Third Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

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(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

(a) To the fullest extent permitted by Section 122(17) of the DGCL, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Third Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

(b) Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Third Amended and Restated Certificate (including any Certificate of Designation) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Third Amended and Restated Certificate, the Bylaws or applicable law.

ARTICLE X

AMENDMENTS

(a) Notwithstanding anything contained in this Third Amended and Restated Certificate to the contrary, in addition to any vote required by applicable law, the following provisions in this Third Amended and Restated Certificate may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Part (b) of Article IV, Article V, Article VI,, Article VII, Article VIII, Article IX and this Article X.

(b) If any provision or provisions of this Third Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Third Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Third Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Third Amended and Restated Certificate (including, without limitation, each such portion of any paragraph of this Third Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XI

DGCL SECTION 203

The Corporation hereby expressly elects not be governed by Section 203 of the DGCL.

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ARTICLE XII

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS; CONSENT TO JURISDICTION

Section 12.1 Forum. Subject to the last sentence in this Section 12.1, and unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Third Amended and Restated Certificate or the By-Laws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the provisions of this Section 12.1 will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Section 12.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 12.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 12.3 Severability. If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

Section 12.3 Deemed Notice. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XII.

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